Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.333-97583, No. 333-67212 and No. 333-136694 on Forms S-8 of SCI Engineered Materials, Inc. of our report dated February 14, 2025, relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ GBQ Partners LLC

Columbus, Ohio

February 14, 2025